Exhibit 4(b)

                                                               CUSIP 461203 20 0

                           (INVACARE WHEELCHAIR LOGO)
                                   CORPORATION

 NUMBER                                                                   SHARES
B- 1122
                INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

                              CLASS B COMMON SHARES
                               WITHOUT PAR VALUE       THE SHARES REPRESENTED BY
                                                       THIS CERTIFICATE ARE
                                                       SUBJECT TO CERTAIN
                                                       RESTRICTIONS ON TRANSFER.
                                                       SEE REVERSE SIDE.

                                                      SEE LEGEND ON REVERSE SIDE
                                                          CONCERNING RIGHTS
                                                        AND RIGHTS AGREEMENT


THIS CERTIFIES THAT



IS THE OWNER OF

     Class B Common Shares fully paid and non-assessable of INVACARE CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

Countersigned and Registered at Cleveland, Ohio
                               NATIONAL CITY BANK

                                                  (Transfer Agent and Registrar)
By
                                                            Authorized Signature

Dated:

    /s/ Dale C. LaPorte                              /s/ A. Malachi Mixon III
         SECRETARY                                          PRESIDENT

                              INVACARE CORPORATION

     As required by Ohio law, the Corporation will mail to the record holder of this certificate, without charge, within five (5) days after receipt of written request therefor addressed to the Secretary of the Corporation at its principal place of business, a copy of the express terms of the shares represented by this certificate and of all other classes and series of shares which the Corporation is authorized to issue.

     Transfer and registration of transfer of the shares represented by this certificate are subject to the provisions of Article IV of the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of this certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this certificate, the holder hereof acknowledges that it is accepting the same subject to the provisions of said Article IV as the same may be in effect from time to time and covenants with the Corporation and each shareholder from time to time to comply with the provisions of said Article IV as the same may be in effect from time to time.

     As set forth in and subject to Article IV, Subdivision B, Section 6 of the Corporation's Articles of Incorporation as the same may be in effect from time to time, no person holding Class B Common Shares represented by this certificate may transfer, and the Corporation shall not register the transfer of, such Class B Common Shares or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise, except as permitted by Article IV, Subdivision B, Paragraph 6.1 of the Corporation's Articles of Incorporation as the same may be in effect from time to time. Any purported transfer of Class B Common Shares other than as permitted by Article IV, Subdivision B, Paragraph
6.1 shall automatically result in the conversion of such shares into Common Shares on a share for share basis, effective on the date of such purported transfer.

     As set forth in and subject to Article IV, Subdivision B, Section 4 (the "Conversion Rights"), of the Corporation's Articles of Incorporation as the same may be in effect from time to time, the Class B Common Shares represented by this certificate are convertible at any time or from time to time, at the option of the holder thereof, into an equal number of Common Shares, without par value, of the Corporation without cost to the holder thereof.

     The shares represented hereby may be converted pursuant to the terms of the Conversion Rights by (1) endorsing this certificate for transfer to the Corporation, (2) executing the form set forth below and (3) delivering this certificate to the Corporation's Transfer Agent. NOTWITHSTANDING THE RESTRICTIONS ON TRANSFER CONTAINED IN ARTICLE IV AND DESCRIBED ABOVE, A SHAREHOLDER WISHING TO CONVERT THE CLASS B COMMON SHARES REPRESENTED HEREBY INTO THE SAME NUMBER OF COMMON SHARES OF THE CORPORATION FOR THE PURPOSE OF IMMEDIATELY SELLING OR OTHERWISE TRANSFERRING SUCH COMMON SHARES MAY DELIVER THIS CERTIFICATE TO THE TRANSFER AGENT IN CONNECTION WITH SUCH SALE OR TRANSFER AND THIS CERTIFICATE SHALL BE ACCEPTED BY THE TRANSFER AGENT IN SATISFACTION OF SUCH SHAREHOLDER'S OBLIGATION TO DELIVER CERTIFICATES REPRESENTING COMMON SHARES IN CONNECTION WITH SUCH SALE OR TRANSFER. IN SUCH EVENT, THE SHAREHOLDER SHALL EXECUTE BOTH THE NOTICE OF ELECTION TO CONVERT AND THE ASSIGNMENT SET FORTH BELOW.

                          NOTICE OF ELECTION TO CONVERT

     The undersigned hereby irrevocably to elects to convert___________ Class B Common Shares represented by this certificate into Common Shares of Invacare Corporation in accordance with the terms of the Conversion Rights.

SIGNATURE GUARANTEE                SIGNATURE____________________________________
                                            NOTICE: PLEASE SIGN AS NAME APPEARS
_____________________________               UPON THE FACE OF THE CERTIFICATE.
  (Firm -- Please Print)

-----------------------------      DATED _______________________________________
   (Authorized Signature)

-----------------------------
          (Dated)

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common                  UNIF GIFT MIN ACT -- _____________ Custodian ___________
TEN ENT -- as tenants by the entireties                                 (Cust)                  (Minor)
JT TEN  -- as joint tenants with right of                             under Uniform Gifts to Minors
           survivorship and not as tenants                            Act __________________
           in common                                                           (State)

     Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, __________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
[                                     ]-----------------------------------------

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_________________________________________________________________ OF THE SHARES
REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

_______________________________________________________________________ATTORNEY
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED_______________________ 19 ___________


                           -----------------------------------------------------
                           NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Invacare Corporation (the "Company") and National City Bank (the "Rights Agent") dated July 8, 2005, as the same may be amended, restated or renewed from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge within five business days after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.